Exhibit 10.34

Base Salaries for Named Executive Officers

In December 2004, the Organization, Compensation and Nominating Committee of Dominion Resources, Inc. (Dominion) Board of Directors approved base salary increases for executive officers for 2005, after consultation with an independent compensation consultant. The 2005 salaries for Dominion’s Named Executive Officers are as follows: Chief Executive Officer–$1,177,000; President and Chief Operating Officer–$776,000; Executive Vice President and Chief Financial Officer–$528,000; Executive Vice President (President and Chief Executive Officer–Dominion Exploration & Production)–$483,000; and Senior Vice President–Law–$371,000.